SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

DATE OF REPORT – May 4, 2010

(Date of Earliest Event Reported)

COLUMBIA LABORATORIES, INC.
(Exact name of registrant as specified in its charter)

Commission File No.  1-10352

Delaware	59-2758596
(State of Incorporation)	(I.R.S. Employer Identification No.)

354 Eisenhower Parkway Livingston, New Jersey	07039
(Address of principal executive offices)	Zip Code

Registrant’s telephone number, including area code:  (973) 994-3999

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[X] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement.

On May 4, 2010, Columbia Laboratories, Inc. (the “Company”) entered into an amended and restated employment agreement with Frank C. Condella, Jr. (the “Employment Agreement”) defining the terms of his employment with the Company as its President and Chief Executive Officer. Mr. Condella’s employment is “at will,” and he or the Company may terminate the employment relationship at any time, upon 30 days notice. Mr. Condella will have an office at the Company’s headquarters located in Livingston, New Jersey, but he may also conduct the Company’s business from an office near his home in Massachusetts which will be provided by the Company.

Pursuant to the Employment Agreement, Mr. Condella’s annual base salary is $325,000. Mr. Condella is also entitled to participate in the Company’s long-term incentive plan and benefit programs generally available to Company executive employees.

Mr. Condella is eligible to receive a target annual bonus of 70% of his base salary, and 105% of his base salary if, in the judgment of the Company’s Board of Directors, he has substantially exceeded performance goals. The amount of such performance bonus will be payable one-half in cash  no later than March 15 of the year following the year in which it is earned, and one-half in restricted stock, which will vest one year after it is granted.

Mr. Condella has the right, under the Employment Agreement, to resign his employment for "Good Reason," as that term is defined in the Employment Agreement. The Company has the right, under the Employment Agreement, to terminate his employment with or without "Cause," as that term is defined in the Employment Agreement. The Employment Agreement will terminate upon his death.

If Mr. Condella’s employment is terminated by the Company without Cause, by Mr. Condella with Good Reason, or by his death, the Employment Agreement provides for payment of Mr. Condella’s base salary through the date of termination and any restricted stock earned as part of his annual performance bonus for the prior calendar year which remains unvested at the date of such termination shall vest immediately. Any long-term incentive award which remains unvested at the date of such termination shall vest in the case of termination without Cause or for Good Reason, upon the execution by him of a release of the Company and such award, as well as previously vested awards, shall be exercisable for 180 days after the date of termination.  If Mr. Condella’s employment is terminated by the Company without Cause or by Mr. Condella with Good Reason after a Change of Control, as that term is defined in the Employment Agreement, in addition to the benefits described above, the Company will pay him an additional six months of his final Base Salary consistent with the Company’s normal payroll cycle commencing immediately after his termination and following execution by him of a release of the Company.  He is not entitled to any annual performance bonus for the year in which such resignation or termination occurs.

Pursuant to the Employment Agreement, Mr. Condella is prohibited from competing with the Company for a period of one year following the termination of his employment for any reason.

The Employment Agreement incorporates Mr. Condella’s Amended and Restated Employee Proprietary Information Agreement dated as of May 4, 2010 (attached as Exhibit A to the Employment Agreement), pursuant to which Mr. Condella assigns to the Company any rights he may have or acquire in proprietary information during the course of his employment with the Company.  He further agrees to keep in confidence all proprietary information of the Company during the period of his employment and thereafter.

The Employment Agreement also incorporates Mr. Condella’s Indemnification Agreement dated as of March 10, 2009, pursuant to which the Company will indemnify, and advance expenses to, Mr. Condella as provided in the Indemnification Agreement to the fullest extent permitted by applicable law.

A copy of the Employment Agreement (including Exhibit A) is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02.                      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Effective May 4, 2009, Frank C. Condella, Jr. is appointed President and Chief Executive Officer of the Company. Mr. Condella will remain a Director of the Company.

Mr. Condella currently serves on the board of directors at SkyePharma plc as chairman and as a director on the board of directors at Fulcrum Pharma plc. Mr. Condella also served as chief executive officer of SkyePharma from 2006 to 2008. Previously, he was president of European Operations at IVAX, chief executive officer of Faulding Pharmaceutical Co., vice president of the Specialty Care Products at Roche and vice president and General Manager of the Lederle unit of American Home Products.  Mr. Condella holds a BS in Pharmacy and an MBA from Northeastern University.

A brief description of the material terms of Mr. Condella’s Employment Agreement is set forth under Item 1.01, above.

There are no arrangements or understandings between Mr. Condella and any other person pursuant to which he was selected as an officer of the Company. Mr. Condella is not related to any executive officer or director of the Company.

There have been no transactions since January 1, 2008, nor are there any currently proposed transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000 and in which Mr. Condella had, or will have, a direct or indirect material interest that is required to be disclosed pursuant to Section 404(a) of Securities and Exchange Commission Regulation S-K. Mr. Condella served as a consultant to the Company from July 18, 2009, through October 31, 2009, and received 48,000 restricted shares of the Company’s Common Stock for his service.

Item 8.01                      Other Events.

On May 5, 2010, the Company issued a press release entitled “Frank C. Condella, Jr. Appointed President and Chief Executive Officer of Columbia Laboratories.” A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits.

(a)           Not applicable

(b)           Not applicable

(c)           Not applicable

(d)           Exhibits.

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement by and between Columbia Laboratories, Inc. and Frank C. Condella, Jr., dated May 4, 2010.
99.1	Press Release dated May 5, 2010, entitled “Frank C. Condella, Jr. Appointed President and Chief Executive Officer of Columbia Laboratories.”

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 5, 2010

COLUMBIA LABORATORIES, INC.

By: /S/ Lawrence A. Gyenes
Lawrence A. Gyenes
Senior Vice President, Chief Financial Officer
and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement by and between Columbia Laboratories, Inc. and Frank C. Condella, Jr., dated May 4, 2010.
99.1	Press Release dated May 5, 2010, entitled “Frank C. Condella, Jr. Appointed President and Chief Executive Officer of Columbia Laboratories.”